EXHIBIT 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of                               , 2001 by and among LUCID, INC., a New York corporation (“Company”), and each of the shareholders of Company executing this Agreement (the “Shareholders”).

WHEREAS, the Company and each of the Shareholders entered into that certain Subscription Agreement, dated                   , pursuant to which each of the Shareholders purchased a certain number of shares of the Company’s Preferred Stock, having a par value of $.05 per share (the “Preferred Stock”) for a purchase price of $3.15 per share; and

WHEREAS, each of the Shareholders exchanged his or her shares of Preferred Stock for shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) upon the filing by the Company of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York on                   , 2001; and

WHEREAS, the Company has agreed to register the shares of Series B Preferred Stock upon the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of Company and the mutual covenants of the parties relating thereto;

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Section 1.                                          Certain Definitions. In this Agreement the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Holders” shall mean (i) each Shareholder and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person by operation of law or as beneficiary of a Shareholder.

“Indemnified Party” shall have the meaning ascribed to it in Section 7(c) of this Agreement.

“Indemnifying Party” shall have the meaning ascribed to it in Section 7(c) of this Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity.

The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registrable Shares” shall mean all shares of Series B Preferred Stock of the Company purchased by the Shareholder pursuant to the Subscription Agreement; provided, however, that any such shares of Series B Preferred Stock shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of Registrable Shares shall have become effective under the Securities Act and such Registrable Shares shall have been disposed of in accordance with such registration statement; (ii) such Registrable Shares shall have been sold in accordance with Rule 144; or (iii) such Registrable Shares shall have ceased to be outstanding.

“Registration Expenses” shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by Company in complying with Section 2 hereof, including, without limitation, the following: (i) all registration, filing and listing fees; (ii) fees and expenses of compliance with federal and state securities (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (iii) printing, messenger, telephone, shipping and delivery expenses; (iv) fees and disbursements of counsel for Company; (v) fees and disbursements of all independent public accountants of Company (including without limitation the expenses of any annual or special audit and “comfort” letters required by the managing underwriter); (vi) Securities Act liability insurance if Company so desires; (vii) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by Company; and (viii) fees and expenses incurred in connection with the listing of the Registrable Shares on a securities exchange.

“Rule 144” shall mean Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, as in effect from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares and any other costs or expenses incurred by the Holders in connection with any sale of Registrable Shares.

Section 2.                                          Registration.

(a)                                  If, at any time following the earlier of (i) June 30, 2005, or (ii) one hundred eighty (180) days after the consummation of an initial public offering of the Company’s stock, the holder (the “Demanding Holders”) of at least sixty-six percent (66%) of the

Registrable Securities then outstanding request that the Company file a registration statement covering a minimum of either (x) a majority of the Registrable Shares then outstanding or (y) a number of Registrable Shares expected to result in aggregate gross proceeds to selling shareholders of not less than $5,000,000, the Company shall use commercially reasonable efforts to cause such Registrable Shares to be registered under the Securities Act on a Form S-3 as soon as practicable and to keep such Registration continuously effective until the earlier of (i) the first anniversary of the date of such Registration, or (ii) the date on which all Registrable Shares have been sold pursuant to such registration statement.

Notwithstanding the foregoing, Company shall have the right (the “Suspension Right”) to suspend sales under any filed registration statement (or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 90 days during the period the Registration is effective, if Company shall furnish to the Holders a certificate signed by an executive officer of Company stating that in the good faith judgment of Company, it would be detrimental to Company and its shareholders to continue sales under a filed registration statement at such time and therefore Company has elected to suspend sales of the Registrable Shares under the registration statement.

(b)                                 Company shall promptly notify the Holders of the occurrence of the following events:

(i) when any registration statement relating to the Registrable Shares or post-effective amendment thereto filed with the Commission has become effective;

(ii) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement relating to the Registrable Shares;

(iii) the exercise by Company of its Suspension Right in accordance with the last paragraph of Section 2(a) above;

(iv) Company’s receipt of any notification of the suspension of the qualification of any Registrable Shares covered by a registration statement for sale in any jurisdiction; and

(v) the existence of any event, fact or circumstance during the distribution of securities that results in a registration statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Holders shall immediately cease selling Registrable Shares upon their receipt of a notice described in clauses (ii), (iii) or (v) above and shall immediately cease selling Registrable Shares in the relevant jurisdiction upon receipt of a notice described in clause (iv) above.  The Holders shall not resume sales of Registrable Shares until receiving notice from Company that sales may resume.  Company agrees to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification as soon as practicable.

(c)                                  Company shall provide to the Holders, at no cost to the Holders, a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement.  Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto.

(d)                                 Company agrees to use commercially reasonable efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement; provided, however, that Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless Company is already subject to service in such jurisdiction.

(e)                                  Subject to Company’s Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                    Company agrees to use commercially reasonable efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement which are shares of Company Common Stock on each national securities exchange on which securities of the same series are then listed.

(g)                                 Company agrees to use commercially reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Section 3.                                          Expenses of Registration.  Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2 hereof.  All Selling Expenses incurred in connection with the sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares.  Each  Holder shall pay the fees and disbursements of its own counsel, if any.

Section 4.                                          Information to be Furnished by Holders.  Each Holder shall furnish to Company such information as Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 2 hereof.

Section 5.                                          Rule 144 Sales.

(a)                                  Company covenants that it will file the reports required to be filed by Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

(b)                                 In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Registrable Shares.

Section 6.                                          Indemnification.(a)                                          Company will indemnify each Holder, each Holder’s officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to Company by such Holder for inclusion therein.

(b)                                 Each Holder will indemnify Company, its officers and directors, and each person who controls Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to Company by such Holder for inclusion therein.

(c)                                  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification.  The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party, and reasonably satisfactory to the Indemnified Party, and payment of expenses.  The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)                                 If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Company and each Holder agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

(e)                                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                    In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 6 in excess of the net proceeds to such Holder from the sale of Registrable Shares sold by such Holder.

Section 7.                                          Miscellaneous.

(a)                                  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to the provisions thereof relating to conflicts of law.  Each party hereto hereby waives personal service of any and all process and consents that all such service of process be made by registered mail directed to the address described in Section 7(d) and service so made shall be deemed to be completed upon actual receipt thereof.  Each party hereto waives any right to a trial by jury with respect to any matter arising under this Agreement and the transactions contemplated hereby.

(b)                                 Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(c)                                  Amendment.  No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

(d)                                 Notices.  All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the address set forth in the Merger Agreement or to such other address as any party may have furnished to the other parties in writing in accordance with this paragraph.

(e)                                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f)                                    Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(g)                                 Section Titles.  Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(h)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither a Shareholder nor any other Holder to which any Shares or any Registrable Shares are transferred may assign any rights or obligations under this Agreement without the prior written consent of Company.  Any attempted assignment in violation hereof shall be null and void ab initio and of no force and effect.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

LUCID, INC.

By:
Jay M. Eastman,
President and Chief Executive Officer

SHAREHOLDER 1

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SHAREHOLDER 2

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SHAREHOLDER 3

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